EXHIBIT 99.1

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                                    News Release

                                                        GPU, Inc.
     [GPU LOGO]                                         300 Madison Avenue
                                                        Morristown, NJ  07962
                                                        Tel 973-455-8200

                 Date:               December 22, 1999
                 Contact:            Jeff Dennard-973-455-8333
                 Investor Contact:   Joanne Barbieri-973-455.8720
                 For Release:        Immediately
                 Release Number:     99-46

 GPU to Acquire MYR Group Inc., a Utility Infrastructure Construction Company

        New Utility Services Organization Complements Core Business


  Morristown, NJ and Rolling Meadows, IL - GPU, Inc. (NYSE: GPU) and MYR

  Group Inc. (NYSE: MYR) today announced that the two companies have reached an agreement under which GPU will acquire the suburban Chicago-

  headquartered utility infrastructure construction firm for $215 million cash or $30.10 per share.  The transaction will make MYR Group Inc. a wholly owned subsidiary of GPU, Inc.  The purchase is expected to be completed in the first quarter of 2000.


  Under the terms of the merger agreement between GPU and MYR, which was approved unanimously by MYR's Board of Directors, a subsidiary of GPU is expected to start a tender offer for all of the outstanding shares of MYR no later than December 29, 1999.


  The offer is subject to the conditions that a majority of the shares are tendered, approval by the Securities Exchange Commission under the

  Public Utility Holding Company Act of 1935 and other customary conditions.  If the tender offer is successful, it will be followed as promptly as possible by a merger in which any remaining shares of MYR stock will be converted into the right to receive $30.10 per share in cash.
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  "This is a major step in building a platform for the non-regulated portion of our business," said GPU, Inc. Chairman, President and Chief

  Executive Officer Fred D. Hafer.  "This acquisition advances our infrastructure and utility services business strategy by building an organization that operates in both the regulated and non-regulated

  sectors.   It will also assist us in achieving our earning per share

  growth rate goal of five percent per year."



  MYR was founded in 1891, with its principal business consisting of utility infrastructure and commercial and industrial contracting services.  MYR is the fifth largest specialty contractor in the U.S.,

  comprised of eight operating subsidiaries with offices spanning the country.  MYR had 1998 revenues and net income of $459 million and $8 million, respectively.  The labor force consists of 355 salaried employees and, depending on the level of contract activity, about 4,000 hourly paid employees.  Hafer noted that most of MYR's non-management workforce is represented by the IBEW, the same union that represents most of the bargaining unit employees of GPU's transmission and distribution subsidiary, GPU Energy.  Hafer further noted that a key to future success for both MYR and GPU would be continued strong working relationships with organized labor.

  "We have been very selective in seeking a partner," said Charles M.

  Brennan III, chairman and CEO of MYR.   "We were committed to securing

  the best deal for our shareholders and have succeeded.  We also were determined to become part of a growing energy services company and one that fully appreciates the unique value we could add to its existing capabilities.  It is clear that GPU has a well-defined vision of how it will build a highly profitable non-regulated business segment and sees us as a key element of that effort.  Our board and management team took great comfort in this being a good business fit of companies with shared common values."



  Under the acquisition agreement, Brennan will stay on as a senior consultant to MYR.  William (Bill) S. Skibitsky, currently president and chief operating officer of MYR, will assume the role of CEO in addition to his current roles.  Initially, Skibitsky will report directly to Hafer.  Berenson Minella & Company acted as financial advisor to MYR in this transaction and provided a fairness opinion to the MYR Board of Directors.



   " MYR, with its demonstrated ability to succeed in the highly competitive utility infrastructure construction business, is an important addition to GPU and one from which we can learn.  This allows us to compete in a new area of utility services without straying from our core business," said Hafer.  "It is our intent to have MYR continue to operate with the same entrepreneurial culture that brought them their present success."

  GPU, Inc. (NYSE: GPU), headquartered in Morristown, NJ, is a registered public utility holding company providing utility and utility related services to customers throughout the world.  GPU serves 4.6 million customers directly through its electric distribution subsidiaries --

  GPU Energy in the United States, Midlands Electricity plc. in the

  United Kingdom and GPU Emdersa in Argentina.  It serves another 1.4 million customers indirectly through its electric and gas transmission subsidiaries, GPU GasNet and GPU PowerNet in Australia.  GPU's revenues were $ 4.3 billion and its total assets were $16.3 billion in 1998.

  Other GPU subsidiaries include GPU Advanced Resources, Inc., GPU

  International, Inc., GPU Nuclear, Inc., GPU Service, Inc.  and GPU

  Telcom Services, Inc. (http://www.gpu.com)



                                   # # #

  Media Advisory:

  Interested members of the media are invited to participate in a noon media call-in with Fred D. Hafer, chairman, president and chief executive officer of GPU and Charles M. Brennan III, chairman and chief executive officer of MYR Group.  Please call 800 865-4435 at 11:55 a.m.

  EST, December 22, 1999.


                         (MYR FACT SHEET ATTACHED)

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  Facts about: MYR Group, Inc.

  Founded: In 1982 as a holding company whose main subsidiary was established in 1891 by Lewis E. Myers.

  1998 Revenues: $459 million

  Listed:        New York Stock Exchange: MYR

  Business:      Through its subsidiaries, MYR Group provides a complete
                 range of power line and commercial/industrial electrical construction services for electric utilities, telecommunications providers, commercial/ industrial facilities, and government agencies across the U.S. It also offers mechanical construction and maintenance services for steel, industrial and power generation clients.

                 Specific services include: constructing and maintaining power lines of up to 765kV; offering complete electrical systems wiring for high-tech manufacturing, clean rooms, power plants, airports, petrochemical facilities and healthcare/hospital facilities; providing gas installations, construction and maintenance services; constructing PCS and cellular towers for the wireless communications market; offering all phases of electrical construction in traffic and light rail signalization.

  Major
  Subsidiaries:  -The L.E. Myers Co. - serving the Southeast, Midwest and
                                       Northeast
                 -Harlan Electric Company - Michigan and Ohio Valley -Sturgeon Electric Company, Inc. - Western U.S.
                 -Hawkeye Construction, Inc. - Northwestern U.S.
                 -D.W. Close Company, Inc. - Washington and Northwest


  Financial:     -5-year revenue growth thru '98:   52%
                 -5-year diluted EPS growth:        30%
                 -1998 earnings:                    $7.9 million or $1.20
                                                    per share diluted,
                                                    up 38%
                 -1999/9 mos. earnings:             $9.3 million or $1.38
                                                    diluted, up 68%
                 -Backlog at 9/30/99:               $178 million (normally
                                                    completed within 12
                                                    months)
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  Management Team: Charles M. Brennan III, Chairman and Chief
                                           Executive Officer
                   William S. Skibitsky,   President and Chief Operating
                                           Officer
                   William A. Koertner,    Chief Financial Officer and
                                           Treasurer
                   Byron D. Nelson,        Senior Vice President, General
                                           Counsel and Secretary

  Growth Strategy: Actively pursue new alliances with utility clients and expand telecommunications work. In the commercial/industrial business, grow its design/build capabilities and integrate electrical and mechanical service offerings to better meet client needs. Concentrate on internal growth, cost control, safety, training and productivity improvements to increase profit margins.

                                                                 12/22/99